Exhibit 10.9

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED

AGREEMENT FOR MANUFACTURE

BETWEEN

IRIDIUM SATELLITE LLC

AND

CELESTICA CORPORATION

Final 01-10-2007

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

CONTENTS

1.

DEFINITIONS………………………………………………………………………………………………..

1

2.

SCOPE OF AGREEMENT…………………………………………………………………………………..

2

3.

FORECAST AND ORDER PROCEDURE………………………………………………………………….

3

4.

MATERIALS…………………………………………………………………………………………………

3

5.

DELIVERY AND RISK……………………………………………………………………………………...

4

6.

ACCEPTANCE OF PRODUCTS……………………………………………………………………………

5

7.

ORDER AND FORECAST, UPSIDE FLEXIBILITY, AND RESCHEDULING…………………………..

5

8.

CANCELLATION……………………………………………………………………………………………

6

9.

PRICES……………………………………………………………………………………………………….

6

10.

PAYMENT……………………………………………………………………………………………………

7

11.

CUSTOMER LETTER OF CREDIT…………………………………………………………………………

7

12.

TITLE…………………………………………………………………………………………………………

7

13.

INTELLECTUAL PROPERTY………………………………………………………………………………

7

14.

QUALITY ASSURANCE……………………………………………………………………………………

8

15.

CHANGE CONTROL………………………………………………………………………………………..

8

16.

COST SAVING SHARING………………………………………………………………………………….

9

17.

EXCESS AND/OR OBSOLETE MATERIAL………………………………………………………………

9

18.

CELESTICA WARRANTY…………………………………………………………………………………

10

19.

CUSTOMER WARRANTY………………………………………………………………………………....

11

20.

INDEMNIFICATION……………………………………………………………………………………….

11

21.

CUSTOMER PROPERTY…………………………………………………………………………………..

11

22.

CONFIDENTIALITY……………………………………………………………………………………….

12

23.

FREEDOM OF ACTION……………………………………………………………………………………

12

24.

EXCLUSIONS AND LIMITATION OF LIABILITY………………………………………………………

12

25.

TERM AND TERMINATION………………………………………………………………………………

13

26.

GENERAL…………………………………………………………………………………………………..

14

SCHEDULE 1:

PRODUCTS AND SPECIFICATION

SCHEDULE 2:

PRICING

i

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

THIS AMENDED AND RESTATED AGREEMENT is made effective the first day of January, 2007 (the “Effective Date”)

BETWEEN

CELESTICA CORPORATION, a Delaware corporation with an office located at 4300 West Round Lake Road, Arden Hills MN 55112 (“Celestica”).

AND

IRIDIUM SATELLITE LLC, a Delaware limited liability company with an office located at 8440 South River Parkway, Tempe AZ 85284 (the “Customer”).

WHEREAS

This Agreement sets out the terms and conditions upon which Celestica will manufacture and supply to the Customer certain Products and supply certain Services as herein defined.

IT IS AGREED

1.

DEFINITIONS

The following words and expressions shall have the following meanings:

1.1

“Affiliate” means, a) with respect to the Customer, any company, firm, joint venture, partnership, or other entity of which the Customer directly or indirectly owns or controls the power to vote a majority of the voting rights or over which the Customer directly or indirectly has the power to exercise a controlling influence; b) with respect to Celestica, any company, firm, joint venture, partnership, or other entity of which Celestica Inc., an Ontario, Canada corporation, directly or indirectly owns or controls the power to vote a majority of the voting rights or over which Celestica Inc., directly or indirectly has the power to exercise a controlling influence.

1.2

“Customer Information” shall mean the specification for the relevant Product and all drawings, documentation, data, software, information and know-how, and any tooling provided by the Customer to Celestica.

1.3

“Days” means calendar days unless otherwise identified herein

1.4

“Excess” Material shall have the meaning set forth in Article 17.

1.5

“Forecast” shall have the meaning set forth in Article 3.1(b).

1.6

“Intellectual Property” shall mean all patents, applications for patents, copyrights, mask works, trade secrets, know-how, discoveries, improvements, inventions, technical data, writings, software in whatever form and Information (as that term is defined in the Confidentiality Agreement between Iridium Satellite LLC and Celestica Corporation dated February 8, 2002), Subscriber Equipment Technical Information (as that term is defined in the Non-Disclosure Agreement among SE Licensing LLC, Iridium Satellite LLC and Celestica Corporation dated April 2, 2003), and any other intellectual property rights recognised by any jurisdiction.

1.7

“Material” shall mean any components and other materials comprising or comprised in Products.

1.8

“Minimum Order Quantity” shall mean the minimum monthly quantity of Products which Customer agrees to buy and which Celestica agrees to sell pursuant to the terms of Article 3.

1.9

“Obsolete” Material shall have the meaning set forth in Article 17.4.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

1.10

“Order” shall mean purchase order for Products and/or Services placed by the Customer subject to the terms and conditions of this Agreement.

1.11

“Prices” shall mean the prices for Products and/or Services and/or non-recurring expenditure (“NRE”) (including, without limitation, tooling and fixtures and other agreed items) agreed between the parties from time to time.

1.12

“Products” shall mean the products listed in Schedule 1 and described in the Specifications.

1.13

“RMA” shall mean a return material authorisation to be provided by Celestica to the Customer.

1.14

“Services” shall have the meaning set forth in Article 2.2.

1.15

“Specifications” shall mean the requirements for the development, manufacture, test, and packaging of the Products, all as further specified in the documents listed in Schedule 1.

2.

SCOPE OF AGREEMENT

2.1

This Agreement will apply to all Orders for Products and Services placed by the Customer and accepted by Celestica under this Agreement.

2.2

From time to time, Customer or its Affiliates may wish to purchase services from Celestica. Such “Services” may include, but shall not be limited to: development, design, engineering, out-of-warranty repair, prototyping, distribution or other services as Customer may request and Celestica may provide from time to time and which may be described in more detail in various statements of work or Orders. Unless otherwise agreed to in writing between the parties, Celestica shall perform all Services in accordance with the terms and conditions set forth in this Agreement and in accordance with Celestica’s then-current fee schedule for such service, or if no fee exists for such service, at a mutually agreed upon price.

2.3

Celestica will manufacture and deliver Products and supply Services pursuant to the terms of this Agreement, subject to the Customer first having provided Celestica with the specification for the Product, together with any Customer Information and all other necessary drawings, documentation, data, software, and other information of the Customer and any consigned materials necessary for the manufacture of Products and the provision of Services. Celestica is responsible for maintaining necessary drawings, documentation, data, software, and other information provided by the Customer.

2.4

As required for the manufacture of the Products, Celestica will procure components, materials, equipment and other supplies, and manufacture, assemble, test and deliver Products pursuant to detailed written specifications, workmanship standards and quality requirements for each such Product as specified in the Schedule 1 Specifications, including applicable bills of materials, schematics, assembly drawings, process documentation, test specifications, current revision number, quality standards and approved vendor list.

2.5

The Customer will accept Products and Services delivered, at agreed upon Prices, pursuant to the terms of this Agreement.

2.6

Celestica shall provide reasonable information and technical support to Customer as required to assist Customer in obtaining regulatory certifications as well as country-by-country type approvals necessary for the distribution and sale of the Product in the jurisdictions specified by Customer.

2.7

All previous agreements between the parties concerning the subject matter hereof are superseded and merged into this amended and restated Agreement for Manufacture including without limitation:

(a)

the Agreement for Manufacture which became effective 02 April 2003;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

(b)

Amendment No. 1 to the Agreement for Manufacture which became effective 03 December 2004; and

(c)

Exhibit A, Fulfillment and Miscellaneous Services, to the Agreement for Manufacture which became effective 30 May 2003.

3.

FORECAST AND ORDER PROCEDURE

3.1

During the term of this Agreement, Customer agrees to purchase and Celestica agrees to provide a Minimum Order Quantity of two thousand (2000) Products per month (the “Delivery Month”). On a monthly basis, Customer will provide Celestica with an updated forecast (the “Forecast”) covering the upcoming ten (10) month period that specifies any Delivery Month where Customer’s monthly order requirements are projected to exceed the Minimum Order Quantity. Customer will use its reasonable commercial efforts to ensure that the Forecast is accurate, but the Forecast will not constitute an Order. No less than two (2) months in advance of each Delivery Month, Customer will provide Order(s) to Celestica confirming the Minimum Order Quantity for that Delivery Month plus any quantity in excess of the Minimum Order Quantity as ordered by Customer.

3.2

Celestica will acknowledge receipt of Orders as soon as reasonably practicable and notify the Customer of acceptance or non-acceptance of Orders within five working (5) days of receipt. Celestica shall not unreasonably refuse to accept an Order, provided that the Order is issued consistent with the Minimum Order Quantity for the Delivery Month, plus any excess quantity as Forecast by Customer for such Delivery Month.

3.3

Following Customer’s issuance of an Order, Customer may increase the quantity ordered for the specified Delivery Month as follows:

(a)

from 31 to 60 days in advance of the monthly period, an increase of up to [*]% can be incurred with no premium charges;

(b)

from 1 to 30 days in advance of the monthly period, an increase of up to [*]% can be incurred with no premium charges;

Changes outside the limits specified in 33 (a) and (b) are subject to Celestica’s advance notice to Customer of a proposed premium and Customer’s agreement to pay the proposed premium rates per Product.

3.4

Orders will incorporate by reference, the terms and conditions of this Agreement. This Agreement shall supersede the terms and conditions of such Orders and exclude any pre-printed terms and conditions found on the Customer’s Orders, which shall be deemed deleted. Orders will describe in more detail the required Product and/or Service to be rendered by Celestica and will include: the description and Price per unit of Product; the quantities ordered; Product revision details and such other information as the parties may agree is required. Orders may be issued in writing, by mail or facsimile, or by electronic means as agreed to by the parties.

4.

MATERIALS

4.1

The Customer hereby authorises Celestica, and Celestica shall be entitled, to order Materials in accordance with Material leadtimes (for which Customer will be responsible in accordance with Article 17 herein), as necessary to support Orders and Forecasts. Such authorisation shall include without limitation, additional Materials as are, in Celestica’s opinion, reasonably required, taking into account any supplier minimum order requirements, packaging sizes and economic order quantities.

4.2

Without limiting Article 4.1 above, where lead times for Materials are at any time longer than the period covered by Orders set out in Article 3.1(a) above, Celestica shall be authorized to order such Materials on the basis of the Forecast in order to meet the Customer’s delivery requirements requested therein.

4.3

Where the Customer so directs, Celestica will procure Materials in accordance with the Customer’s approved vendor list. To use other vendors of Materials, Celestica must obtain the Customer’s prior written consent, which consent shall normally be provided within fourteen (14) Days and, in any event, shall not be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

unreasonably withheld or delayed. Where the Customer has not directed the use of an approved vendor list, Celestica shall be responsible for all actions necessary to assure the timely and compliant procurement of Materials as necessary to meet Customer Order and Forecast requirements.

4.4

In the event of any inconsistency between the terms and conditions of this Agreement and Customer negotiated terms and conditions with suppliers for Customer controlled components, then to the extent of any such inconsistencies, Celestica shall be relieved of any liability to Customer with respect to Customer controlled components.

4.5

When requested by the Customer or as identified by Celestica, and upon receipt of a Customer Order, Celestica will purchase lifetime buys of Materials that exceed the Forecast.

4.6

Where the Customer directs Celestica to buy Materials from contracts that are negotiated by the Customer, the Customer will have primary responsibility for directing its suppliers to perform in accordance with these contracts, including resolving any quality issues and compensating Celestica for its reasonable costs related to Material quality issues.

4.7

Customer will furnish the Materials specified in Schedule 2 to Celestica for use in the manufacture of the Products. In the event that such Customer-supplied Material is received by or provided to Celestica in a condition that is not suitable for its intended use, Celestica shall immediately notify Customer, and Customer shall, in its discretion, be responsible for the correction of such Material. Upon Celestica’s acceptance of Customer-supplied Material, Celestica shall be responsible for loss of or damage to the Material where such loss or damage is the result of negligence of Celestica. Celestica shall not be responsible for reasonable attrition of Customer-supplied Material. The use by Celestica of Customer-supplied Material, which is provided in a suitable condition for its intended use, shall not relieve Celestica from its responsibility to manufacture and deliver Products in conformance with the requirements of this Agreement. All Customer-supplied Material shall remain the property of Customer, shall be maintained by Celestica only for Customer’s work and shall be returned to Customer as provided in Article 17 below.

5.

DELIVERY AND RISK

5.1

Except as agreed otherwise, all Products sold to the Customer are delivered FCA (1NCOTERMS 2000) Celestica’s premises of manufacture.

5.2

The Customer will arrange transportation and specify carrier and transportation instructions. If the Customer has not done so, Celestica shall arrange for transportation on the Customer’s behalf and at the Customer’s cost, utilizing to the extent possible any Customer negotiated discount arrangements made available by Customer to Celestica.

5.3

Celestica will meet agreed delivery dates, will advise the Customer promptly of any delivery delays, and will bear the cost of any reasonable premium freight charges, material expediting fees, and overtime labour necessarily incurred to mitigate the impact on Customer of actual or impending late deliveries, to the extent such lateness is attributable to Celestica.

5.4

Risk of loss and damage will pass from Celestica to the Customer upon delivery by Celestica pursuant to Article 5.1 above.

5.5

All Products will be packed by Celestica in accordance with the Schedule 1 Specification packaging requirements or otherwise as may be agreed to by the parties.

5.6

The Customer is responsible for obtaining:

(a)

any necessary export and import licenses relating to Products; and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

(b)

any government or regulatory approvals relating to the marketing, sale or use of Products and maintaining compliance with all applicable laws and regulations in any jurisdiction to or from which Products are shipped or in or from which the Products are marketed, distributed or sold.

6.

ACCEPTANCE OF PRODUCTS

6.1

The Customer may reject Products which, a) have been materially damaged by Celestica prior to delivery or b) have not met, in all material respects, the Specifications (“Rejected Products”).

6.2

The Customer will notify Celestica in writing of Rejected Products within thirty (30) Days of original delivery and will return Rejected Products at its risk to Celestica within a further fifteen (15) Days. The Customer requires an RMA from Celestica prior to returning any Product. Celestica’s issuance of an RMA will not be unreasonably withheld.

6.3

Upon return of the Rejected Products, Celestica will, as soon as reasonably practical at its election either repair, replace or credit the Customer for Rejected Products. The cost associated with any such repair, replacement, or credit will be the responsibility of Celestica. In the case of replacement or credit, title to the Rejected Product shall pass to Celestica on delivery to Celestica. Where the Customer has a preference for one of repair, replacement or credit, it shall communicate its preference to Celestica, which shall use its reasonable commercial efforts to accommodate the request.

6.4

In the absence of earlier notification of rejection, the Customer will be deemed to have accepted Products thirty (30) Days after Customer’s receipt of Products at Customer’s facility.

7.

ORDER AND FORECAST, UPSIDE FLEXIBILITY, AND RESCHEDULING

7.1

Upon Customer’s request, Celestica shall use its commercially reasonable efforts to:

(a)

accept unplanned Orders, or

(b)

accelerate delivery dates of existing Orders, or

(c)

accept increases in quantities on existing Orders; subject to the mutual agreement of the parties on any increased costs or premium charges incurred as a result of such activity.

7.2

The Customer may delay or reschedule deliveries in advance of agreed delivery dates, subject to the limitations set forth in the table below:

Maximum quantity of Products for a Delivery Month for which delivery may be delayed	Number of days prior to the original scheduled Delivery Month on which a request for delayed delivery is made by Customer
Minimum Order Quantity 100% of Quantity in excess of Minimum Order Quantity	No delay allowed 30 or more days

Celestica shall use its commercially reasonable efforts to mitigate the costs of Excess material caused by any such delay or rescheduling. Any Excess or Obsolete Material created as a result of such delay or rescheduling will be dealt with in accordance with Article 17.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

7.3

For Quantities in Excess of the Minimum Order Quantity, a delivery may only be delayed or rescheduled (whether in whole or in part) once from its original scheduled delivery date and then only within the limitations set forth in the table above and only within a period of sixty (60) days from such original scheduled delivery date. Celestica may treat any attempt to delay or reschedule an Order more than once or outside such period as a Cancellation.

8.

CANCELLATION

8.1

Subject to Article 8.2, if Customer cancels an Order (or any part thereof), reschedules delivery of an Order outside of the limitations allowed pursuant to Article 7.2, or if an Order is deemed to be cancelled pursuant to Article 7.3 or 8.4, then:

(a)

in the case of prototypes, pilot, pre-production, work-in-process (which Supplier shall be entitled to complete and deliver to Company) or finished Products, Company shall pay to Supplier the full Price for such Order (or any part thereof) so cancelled;

(b)

Otherwise, Customer shall pay to Celestica the transformation cost of the Order(s) (or any part thereof) so cancelled, where “transformation cost” is defined as the full Product price that the Celestica would have received for such Products if it had completed the manufacturing process on the date the Order(s) (or any part thereof) was cancelled, minus Celestica’s Material cost for such Products;

(c)

Customer shall pay for all costs associated with any Obsolete Inventory and/or Excess Inventory that arises as a result of the cancellation of such Order (or any part thereof), in accordance with Article 17 of this Agreement; and

(d)

Customer shall pay Celestica an amount equal to any investment incurred by Celestica specifically in relation to this Agreement with the prior agreement of Customer and which has not been fully recovered by Celestica from Customer through amortization or other means.

8.2

If any Order (or part thereof) is cancelled due to a termination pursuant to Article 25, Customer may direct Celestica to cease its manufacturing operations in respect of Products affected by such termination. In the event of such termination, Customer shall pay to Celestica all relevant amounts specified in Article 25.3 and 25.4.

8.3

Celestica will use its commercially reasonable efforts to attempt to mitigate the costs described above on behalf of the Customer. All costs of Obsolete or Excess Materials and related handling charges shall be addressed in accordance with Article 17.

8.4

With the exception of Rejected Products in accordance with 6.1, if the Customer refuses or fails to accept any delivery made by Celestica pursuant to any Order or this Agreement, such Order (or the relevant part thereof) may, at Celestica’s option, be deemed to have been cancelled by the Customer.

9.

PRICES

9.1

Celestica and Customer agree on the per unit current pricing in effect for Q4 2006, as outlined in Schedule 2. For 2007 pricing, Celestica commits to a minimum $[*] per unit price reduction for Monaco Products and Daytona Products in 2007, and a $[*] per unit price minimum reduction for the Talladega Product in 2007. These price reduction commitments are based on bills of material (“BOM”) current at the Effective Date. For 2008 and thereafter, Celestica and Customer will mutually agree on annual price reduction commitments on or before October 31 of the previous year.

9.2

Celestica may, from time-to-time, request that Customer amend its Specifications so as to assist in cost reduction projects, which request may be accepted or denied at the sole discretion of the Customer.

9.3

Payment by Customer of the Prices invoiced for a Product shall not constitute acceptance of such Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

9.4

If, during any calendar year, Customer does not purchase at least [*] units in any combination of Products, Celestica reserves the right to renegotiate future pricing to reflect the effect of the actual annual volumes.

10.

PAYMENT

10.1

All Orders for Products will be invoiced based on the Prices specified in Article 9. Payment of invoices for Products as well as any other costs or charges payable by the Customer are: (a) due to Celestica without any set off or deduction; (b) in US Dollars; (c) within thirty (30) Days following the date of invoice unless otherwise specified herein; and (d) shall be made consistent with the terms of the Letter of Credit issued by Customer on behalf of Celestica as specified in Article 11.1.

10.2

Celestica will invoice on, or as soon as reasonably practicable, after the delivery of Products pursuant to Article 5.1 or the rendering of Services.

10.3

Unless the Customer provides appropriate exemption certificates, the Customer will be solely responsible for and will pay all taxes including value added taxes, duties or other governmental or regulatory charges in any country resulting from the performance of this Agreement, except for any income related taxes for which Celestica is directly liable.

11.

CUSTOMER LETTER OF CREDIT

11.1

The Customer acknowledges that Celestica, in the performance of its obligations under this Agreement, will incur financial obligations on behalf of the Customer. Customer agrees to implement, for the term of this Agreement, an irrevocable, standby Letter(s) of Credit, with Celestica as the beneficiary, in the aggregate amount of $[*], and in a form or format, and from a financial institution, all of which is acceptable to Celestica. If order volumes, order forecasts, Material leadtimes and/or Material prices change so that Celestica’s gross risk is no longer covered by the Letter(s) of Credit, Celestica shall have the right to require Customer to increase the amount of the Letter(s) of Credit.

11.2

Celestica and Customer will review Customer’s financial performance on a quarterly schedule and Celestica will provide a Gross Risk Exposure report to Customer on a monthly basis. Based on Customer’s financial performance and maintaining Celestica’s Gross Risk Exposure below $[*], Customer may request that Celestica waive the requirement for the LoC, which request shall not be unreasonably denied. Should Celestica’s Gross Risk Exposure exceed $[*] with an LoC in place or $11m without an LoC in place, then Celestica may request that Customer operate under “pay on receipt” terms.

12.

TITLE

12.1

Except as otherwise specified in Article 6.3 and Article 18.2, title and interest to Products will pass to the Customer upon delivery.

13.

INTELLECTUAL PROPERTY

13.1

All existing Intellectual Property owned by or licensed to the Customer will continue to be owned by the Customer and, accordingly, Celestica is authorized to exercise Customer’s “have made” rights thereunder and to use such of it as may be necessary for Celestica to perform its obligations under this Agreement. With respect to any Intellectual Property licensed to the Customer, the Customer warrants that such license is in good standing and includes all necessary “have made” rights.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

13.2

All existing Intellectual Property of Celestica will continue to be owned by Celestica and all Intellectual Property arising in the course of Celestica’s performance of this Agreement will be owned by Celestica other than Intellectual Property solely and uniquely related to Products which shall be owned by the Customer.

13.3

Nothing in this Agreement or any Order grants or can be capable of granting to a party (whether directly, indirectly, or by implication, estoppel or otherwise) any rights to any Intellectual Property owned by or licensed to the other party.

14.

QUALITY ASSURANCE

14.1

Celestica will maintain quality assurance systems for the control of material quality, processing, assembly, testing, packaging and shipping in accordance with its usual policies and practices. The workmanship standards to be used in building Product includes IPC-A-610 Rev. C Class 2, as published by the Institute for Interconnecting and Packaging Electronic Circuits, as well as any other standards specified in the Schedule 1 Specifications.

14.2

Celestica will perform its normal test procedures relating to Products and Services, and/or such other test procedures as mutually agreed by the parties. The parties recognise that documented test coverage is not complete and there is a finite risk of defects escaping test. If this occurs, the parties will in good faith implement a solution and allocate cost responsibilities.

14.3

Either party may during normal business hours and following reasonable notice and subject to the other party’s normal security and confidentiality requirements, review the other party’s facilities and quality control procedures as reasonably necessary for the first party to satisfy itself of the other party’s compliance with its obligations under this Agreement.

14.4

The parties will endeavour to meet quarterly to discuss and resolve any issues which may have arisen including those relating to quality, performance, engineering changes, obsolescence or excess.

15.

CHANGE CONTROL

15.1

Either party may at any time propose changes to the relevant specification or the Products by a written Engineering Change Notice (“ECN”) to the other party.

15.2

The recipient of an ECN will use all reasonable efforts to provide a detailed response within fourteen (14) Days of receipt.

15.3

Celestica will advise the Customer of the likely impact of an ECN (including but not limited to delivery scheduling and Prices) on the provisions of any relevant Orders.

15.4

Neither party will unreasonably withhold or delay agreement to an ECN and the parties will endeavor to agree and implement at the earliest opportunity ECN’s relating to personal and product safety.

15.5

Until an ECN and any associated impact have been agreed in writing, the parties will continue to perform their obligations without taking account of that ECN.

15.6

Any Obsolete and/or Excess Materials resulting from an ECN will be dealt with in accordance with Article 17 below.

15.7

All costs of implementing ECN’s (including without limitation: premium costs of Materials; Material handling charges; process and tooling charges; administrative charges; engineering charges; and evaluation and testing costs) will be the responsibility of the Customer, except for ECN’s initiated by Celestica solely to improve its manufacturing processes.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

16.

COST SAVING SHARING

16.1

Any cost savings which are achieved by Celestica as a result of changes proposed by Celestica or Iridium will be dealt with in the following manner and the calculation of such cost savings sharing will commence immediately after Celestica’s implementation costs are recovered (as mutually agreed upon by the parties): (a) Celestica and the customer share the savings on a 50/50 basis for the remainder of the quarter in which Celestica’s implementation costs are recovered, and thereafter, 100% of the savings will be to the benefit of the Customer.

17.

EXCESS AND/OR OBSOLETE MATERIAL

17.1

If at any time, the aggregate quantity of any item of Material that Celestica has on hand, which has been ordered, manufactured or acquired in accordance with Article 3 and Article 4, is greater than the quantity of such Material Forecasted to be consumed by Celestica in the manufacture of Products for Customer under this Agreement in the subsequent (a) ninety (90) Days, then such excess quantity of Material shall be deemed “Excess” or (b) one hundred eighty (180) days, then such excess quantity of Material shall be deemed “Obsolete”.

17.2

Quarterly, Celestica shall provide Customer with a notice, setting out the amount and value of any Excess Material on hand at the end of the quarter, plus an invoice for an inventory carrying charge in the amount of one and one half (1.5) percent per month of the value of such Excess Material which have been Excess for longer than 45 days. Also quarterly, Celestica shall deliver to the Customer and submit an invoice for, any inventory which has been Excess for ninety (90) days or is Obsolete.

17.3

In the event of:

(a)

a complete or partial termination, rescheduling or cancellation of an Order, or

(b)

a reduction in a Forecast, or

(c)

the termination of all or any part of this Agreement, or

(d)

any other event, including a change in specifications or an engineering change,

which results in any Material which Celestica has purchased or issued a purchase order to the Material vendor for in accordance with Article 3 and Article 4, no longer being required by Celestica to manufacture Products (or being otherwise unsuitable for use in the manufacture of Products due to the passage of time) within Customer’s contemplated manufacturing quantity for the Product as specified in Article 3.2, such Material shall be considered “Obsolete” and Customer shall be notified of the same subsequent to Celestica’s mitigation efforts as specified in Article 17.6 below. Customer shall, within seven (7) business days of receiving such notice, issue an inventory Order to Celestica for such Obsolete Material, pursuant to Article 17.5 below.

17.4

Customer will purchase the Excess Material and/or the Obsolete Material, as the case may be, pursuant to an inventory purchase order at the price paid by Celestica for such Excess or Obsolete Material, together with the Material mark-up reflected in the Product pricing. Any Excess or Obsolete Material purchased by Customer from Celestica pursuant to an inventory purchase order shall be deemed Customer Owned Inventory. The inventory purchase order include the costs of mitigation incurred by Celestica pursuant to Article 17.6 below, shall including under-recoveries resulting from the sale of Material at prices less than the price originally paid by Celestica for such Material, as well as costs relating to re-stocking or return charges.

17.5

When any Material is for any reason at any time rendered Excess or Obsolete, Celestica will use its reasonable efforts to:

(a)

cancel outstanding orders for such Materials; and

(b)

return or sell such Materials back to the original supplier or to a third party on such terms as Celestica may determine at its discretion; and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

(c)

use excess/non-cancellable Materials for the manufacture of other Products.

Such mitigation efforts shall continue for a period of up to thirty (30) Days.

17.6

All invoices relating to Excess or Obsolete Material, as specified in this Article 17, shall be due to Celestica in accordance with the payment terms specified in Article 10.1.

17.7

Notwithstanding the persons designated in Article 26.5, all notices, inventory purchase orders and any other communication required to be made or delivered by either party to the other party pursuant to this Article 17 shall be sent to representatives agreed to by the parties.

18.

CELESTICA WARRANTY

18.1

Celestica warrants that it will without charge, repair, replace or credit, as it may elect, any Products which are proved to be defective as a result of a failure in Celestica’s workmanship provided that such defective Product has been returned prepaid to Celestica’s designated repair location within [*] months after original delivery to Customer (which period shall not be extended by the repair or replacement of Product), except where the defect is discovered in the last month of the warranty. And where Customer notifies Celestica in accordance with Article 18.1 (a) above and returns the defective Product no later than thirty Days after the expiration of the warranty period, then the warranty shall be deemed to still be in effect. To the maximum extent allowed by its agreements with suppliers, Celestica shall pass through to Customer and shall administer on Customer’s behalf; Material warranties from component and raw material suppliers.

The Customer requires a return material authorization (RMA) from Celestica prior to returning any Products. All returned Product shall include documentation describing the nature of the defect, how it was discovered and under what conditions it occurred. Celestica’s issuance of an RMA will not be unreasonably withheld.

18.2

The Customer will pay for the return of Products to Celestica’s designated premises. Celestica will pay for the redelivery to the Customer’s premises in the USA of all repaired or replaced Products, where the returned Products were found by Celestica to be defective under Article 18.1 above. For any Products which are found by Celestica not to be so defective the Customer will pay to Celestica all redelivery costs and an administrative fee (no defect found charge) of $[*] per unit of each such Product In the case of Product replacement: title to replaced Product will pass to Celestica on delivery to Celestica; and title to replacement Product will pass to the Customer on delivery to the Customer.

18.3

The above warranties will not apply to:

(a)

Products which have been misused, modified, damaged, placed in an unsuitable physical or operating environment or maintained improperly or caused to fail by any product or service not supplied by Celestica or to any Products which have been subjected to any repair not authorised in writing in advance by Celestica;

(b)

any defect caused by the Customer or a third party or by an error or omission or design or other fault in any Customer Information or in any other drawings, documentation, data, software, information, know-how or Materials provided or specified by the Customer;

(c)

prototypes and pre-production or pilot versions of Products which will be supplied “as is” without warranty of any kind; or

(d)

Products for which Celestica has not performed the standard inspection and test procedure at the request of the Customer.

18.4

THIS ARTICLE 18 SETS OUT CELESTICA’S SOLE OBLIGATION AND LIABILITY, AND THE CUSTOMER’S EXCLUSIVE REMEDIES, FOR CLAIMS BASED ON DEFECTS IN OR FAILURE OF ANY PRODUCT OR SERVICE OR THE SUBJECT MATTER OF ANY SERVICE AND REPLACES ALL

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

OTHER WARRANTIES, REPRESENTATIONS AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19.

CUSTOMER WARRANTY

19.1

The Customer warrants that the Customer Information and any other items or information supplied by the Customer are accurate and contain all items and information of the Customer necessary for Celestica to manufacture and deliver the Products and Services.

19.2

Celestica will notify the Customer of any manufacturing problems which it encounters and believes are related to the Product design or any Customer Information. The parties will jointly determine whether such manufacturing problems are attributable to the Product design or any Customer Information. Where such problems are so attributable, the parties will discuss cost responsibility, however, the basic assumption is that Customer will bear the costs incurred by Celestica to correct such problems. Celestica will not implement any changes to the Product design or any Customer Information without the Customer’s prior approval. Where any such changes result in the delay of any scheduled delivery date for Product, Celestica will have no liability for such delay.

19.3

Prior to start of Celestica’s manufacturing, Customer shall validate and certify that all bill of material and approved vendor listing information is correct and accurate.

19.4

Customer assumes full responsibility, including responsibility for reasonable expenses incurred by Celestica if any consigned material is the cause of deficiencies or failures in the Product.

20.

INDEMNIFICATION

20.1

Customer agrees to indemnify, defend and hold harmless Celestica from and against all third party claims, costs, damages, fines, losses and expenses (including reasonable attorney’s fees) to the extent that such claims, costs, damages, fines, losses and expenses result from: (i) death, personal injury or property damage arising from Customer’s negligent acts or omissions or wilful misconduct; or, (ii) an intellectual property infringement claim arising from any specifications, software, information supplied or any instructions given to Celestica by or on behalf of the Customer provided that Celestica gives Customer prompt notice in writing of the claim, provides reasonable assistance and co-operation to Customer in defense of the claim and permits Customer to control the defense of the claim. Celestica may employ counsel, at its own expense, to assist in the defense of the claim. Celestica shall have no authority to settle any claim on behalf of the Customer.

20.2

Celestica agrees to indemnify, defend and hold harmless Customer from and against all third party claims, costs, damages, fines, losses and expenses (including reasonable attorney’s fees) to the extent that such claims, costs, damages, fines, losses and expenses result from: (i) death, personal injury or property damage arising from Celestica’s negligent acts or omissions or wilful misconduct; or, (ii) an intellectual property infringement claim arising from Celestica proprietary manufacturing processes or other Celestica-supplied information used for the Customer provided that Customer gives Celestica prompt notice in writing of the claim, provides reasonable assistance and co-operation to Celestica in defense of the claim and permits Celestica to control the defense of the claim. Customer may employ counsel, at its own expense, to assist in the defense of the claim. Customer shall have no authority to settle any claim on behalf of Celestica.

21.

CUSTOMER PROPERTY

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

21.1

All Customer Information may be used solely by Celestica as required by Celestica for the purposes of performing its obligations under this Agreement and any Orders.

21.2

All Customer Information will remain the Customer’s property and will be treated by Celestica with substantially the same care as it treats its own property of a similar nature.

21.3

Except for routine maintenance and routine calibration of Customer tooling, the costs of maintenance, calibration and repair of any Customer tooling shall at all times be the responsibility of the Customer.

22.

CONFIDENTIALITY

22.1

The parties will comply with the provisions of the Confidentiality Agreement between Iridium Satellite LLC and Celestica Corporation dated February 8, 2002, regarding the exchange of confidential information in general, and the Non-Disclosure Agreement among SE Licensing LLC, Iridium Satellite LLC, and Celestica Corporation dated April 2, 2003, regarding the “Subscriber Equipment Technical Information” as that term is defined therein.

22.2

Nothing in this Agreement gives either party a right to use the other party’s name, trade mark(s), trade name(s) or to refer to, or disclose, the existence of this Agreement or any Orders or any terms and conditions of this Agreement or any Orders, whether directly or indirectly in connection with any marketing or other activities without the other party’s prior written consent. Either party may, however, be permitted to respond generally to inquiries regarding its business provided that it will not disclose specific terms of the Agreement, except as may be required under applicable laws and regulations.

23.

FREEDOM OF ACTION

23.1

Except as expressly provided pursuant to Articles 21.2 and 22 above, this Agreement shall not prevent Celestica or its Affiliates from marketing, acquiring, or developing materials, products or services which are similar or competitive to those of the Customer. Celestica may pursue activities independently with any third party, even if similar to the activities under this Agreement.

24.

EXCLUSIONS AND LIMITATION OF LIABILITY

24.1

To the maximum extent permitted by law, under no circumstances will either party have any liability, whether in contract or for negligence or otherwise and whether related to any single event or series of connected events, and except for any obligation to pay amounts which are properly due and payable hereunder, for any of the following:

(a)

any liability in excess of:

(i)

in the case of damage to or loss of tangible property, the value of such property; and

(ii)

in any event, regarding any other liability, the total of the Prices (if any) paid by the Customer for the product(s) which is the subject of the claim or $[*] (whichever is the lesser)

(b)

any liability for any incidental, indirect or consequential damages or loss of business, loss of records or data, loss of use, loss of profits, revenue or anticipated savings or other economic loss whether or not a party was informed or was aware of the possibility of such loss; or

(c)

any third party claims, other than claims arising under Article 20, against the other party for any loss, damage, costs or expenses.

24.2

Neither party may bring an action under this Agreement more than [*] ([*]) years after the cause of action arose.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

25.

TERM AND TERMINATION

25.1

This Agreement:

(a)

is effective from the Effective Date and continues for a period of three (3) years from the Effective Date unless and until terminated in accordance with this Article 25; and

(b)

will automatically renew for additional one (1) year terms after the expiration of the initial term unless either party receives from the other, at least ninety (90) days prior to the end of the initial term or any renewal term, written notice to terminate this Agreement at the end of the then current term.

25.2

Either party may terminate this Agreement by giving to the other party 180 days prior written notice at any time. In the event of termination pursuant to this Article 25.2:

(a)

termination of this Agreement will not prejudice accrued rights and liabilities (including payment of Prices for Product delivered) of either party; and

(b)

on the termination or other discharge of this Agreement Celestica will, in so far as reasonably practicable following the Customer’s request, deliver up to the Customer at the Customer’s expense and risk all Customer Information (for which, if applicable, Celestica has been paid in full) on an “as is” basis.

25.3

Either party may terminate any Order and/or this Agreement:

(a)

if the other party commits a material breach of any of the terms of this Agreement and fails to remedy the breach, or, in the event of a breach by Celestica, present a plan for a cure which is acceptable to the Customer, within thirty (30) Days of written notice requiring it to do so; or

(b)

immediately, if the other party becomes insolvent or is declared bankrupt, or if a receiver and manager, liquidator, trustee in bankruptcy or other officer with similar powers is appointed over all or a substantial part of the assets of that party, or if that party files a proposal or a notice of intention to make a proposal under the Bankruptcy and Insolvency Act or any similar law, or any equivalent event occurs under any relevant jurisdiction;

and, in any such case on termination under 25.3 (a) or (b) above, the terminating party shall have no further obligations to the other party except:

(c)

for Customer to make payment of Prices for Product delivered prior to the date of termination;

(d)

except in the event of a termination for the default of Celestica, for Customer to make payment for any Orders cancelled, in accordance with Article 8.2, In the event of a termination for the default of Celestica, Customer shall nonetheless remain responsible for any Obsolete Inventory and Excess Inventory created by such termination in accordance with section 8.1 (c)

(e)

for Celestica to, in so far as reasonably practicable following the Customer’s request, deliver up to the Customer at the Customer’s expense and risk all Customer Information (for which, if applicable, Celestica has been paid in full) on an “as is” basis; and

(f)

for Celestica to deliver all Customer-supplied, Excess and/or Obsolete Materials to Customer as soon as reasonably practicable.

25.4

For convenience termination by either party or default termination by Celestica, the terms of Article 8 “Cancellation” will apply to any Orders cancelled as a result of termination pursuant to this Article 25, and the terms of Article 17 “Excess and/or Obsolete Material” will apply to any Material rendered Excess or Obsolete by such cancellation.

25.5

For convenience termination by either party or default termination by Celestica, Celestica will be entitled at its option to perform all accepted Orders placed prior to the termination or expiration of this Agreement and the terms of this Agreement will continue to apply to such Orders.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

26.

GENERAL

26.1

Resale, import and export - The Customer will comply with all applicable laws and regulations and will obtain all necessary licenses and consents for the resale, import or export of Products under the laws and regulations of any relevant jurisdiction. Celestica shall not export, directly or indirectly, any equipment, information or technical data under this Agreement to any individual or country for which the U.S. Government at the time of export requires an export license or other governmental approval without first confirming that Customer has obtained such license or approval. Customer shall use its reasonable commercial efforts to identify to Celestica the export control status of equipment, data and information it provides to Celestica.

26.2

Effective terms and precedence -

(a)

Together with Orders, the terms of this Agreement constitute the entire agreement between the parties in respect of the subject matter thereof and supersede and exclude all other representations, promises and proposals, whether oral or written.

(b)

Any standard terms and conditions set out in any Customer Order form will be without effect.

(c)

Any rights or obligations under this Agreement which by their nature continue after termination will remain in effect until they are completed.

(d)

If there is any conflict or inconsistency between the terms of any Order or other documents and the terms of this Agreement, then the terms of this Agreement will prevail over the Order or any other such document.

26.3

Severability - If any provision or any part thereof contained in any Order or this Agreement is, for any reason, held to be invalid or unenforceable in any respect under the laws of any jurisdiction where enforcement is sought, such invalidity or unenforceability will not affect any other provision of such Order or this Agreement, and such Order and this Agreement will be construed as if such invalid or unenforceable provision or part thereof had not been contained therein.

26.4

Variations - No purported variation or amendment of this Agreement or any Order will be valid unless made or confirmed in writing by a duly authorised representative of each party.

26.5

Notices - All notices must be in writing and sent by prepaid registered mail, by facsimile or by electronic mail or delivered personally to the parties at their respective addresses set out below or such other address as may be notified from time to time by the addressee to the other party. A notice shall be deemed to have been given on the date of receipt if sent by prepaid registered mail, on the date of transmission in the case of facsimile or electronic communication or on the date of delivery if it is delivered by hand.

Notices delivered to Customer shall be delivered to:

Iridium Satellite LLC

8440 South River Parkway

Tempe AZ 85284

Attention: Jim Hammant

fax 480-752-5185

With a copy to:

Iridium Satellite LLC

6701 Democracy Blvd.

Suite 500

Bethesda, MD 20817

Attention: Chief Counsel

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

fax (301-571-6250)

Notices delivered to Celestica shall be delivered to:

Celestica Corporation

4300 West Round Lake Road Arden Hills MN 55112

Attention: General Manager

Fax: 651-604-2420

With a copy to:

Celestica International Inc.

1150 Eglinton Avenue East

Toronto, Canada

M3C 1H7

Attention: Corporate Contracts Department

fax: 416-448-2817

26.6

Waiver - The waiver of any term, condition or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition or provision except as provided in writing, nor a waiver of any subsequent breach of the same term, condition or provision.

26.7

Force majeure

(a)

Except for defaults of subcontractors at any tier, Celestica shall not be in default because of any failure to perform this contract under its terms if the failure arises from causes beyond its control and without its fault or negligence. Examples of these causes are:

(i)

acts of God or of the public enemy;

(ii)

acts of the Government in either its sovereign or contractual capacity;

(iii)

fires;

(iv)

floods;

(v)

epidemics or pandemics;

(vi)

quarantine restrictions;

(vii)

strikes;

(viii)

freight embargoes; and

(ix)

unusually severe weather.

In each instance, the failure to perform must be beyond the control and without the fault or negligence of Celestica. “Default” includes failure to make progress in the work so as to endanger performance.

If the failure to perform is caused by the failure of a subcontractor at any tier to perform or make progress, and if the cause of the failure was beyond the control of both Celestica and subcontractor, and without the fault or negligence of either, Celestica shall not be deemed to be in default.

26.8

Assignment -

(a)

Neither party may assign this Agreement or any Order or any part thereof without the written consent of the other party, such consent not to be unreasonably withheld.

(b)

The expressions “Celestica” and the “Customer” include their respective successors and permitted assigns where the context admits.

(c)

Notwithstanding Article 26.8 (a) above, and unless the non-assigning party can reasonably demonstrate that such an assignment is materially detrimental to its commercial interests, this Agreement may be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of

The Securities Exchange Act of 1934, as amended.

assigned to a third party when required as the result of a merger, acquisition, re-capitalization or other similar capital event, or other legal transfer of a party’s partial or complete assets to such third party.

26.9

Relationship of the parties - The relationship of Celestica and Customer as established under this Agreement and any Order(s) will be and at all times remain one of independent contractors, and neither party will at any time nor in any way represent itself as being a dealer, agent or other representative of the other party or as having authority to assume or create obligations or otherwise act in any manner on behalf of the other party.

26.10

Headings - The headings in this Agreement are inserted for convenience only and do not constitute a part of any agreement nor are they to be referred to in its interpretation.

26.11

Governing law - This Agreement and all transactions under it will be governed by the laws of the State of Delaware, USA exclusive of any provisions of the United Nations Convention on the International Sale of Goods and without regard to principles of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of Delaware, USA.

26.12

Socioeconomic Requirements - During the performance of this Agreement, Celestica agrees to comply with all Federal, State and local laws concerning discrimination in employment and non-segregation of facilities including, but not limited to, the requirements of Executive Order 11246 (41 CFR 60-1.4), Section 503 of the Rehabilitation Act of 1973 (41 CFR 60-741.4), and the Vietnam Era Veteran’s Readjustment Assistance Act of 1974 (41 CFR 60-250.4).

AGREED TO BY THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES AS OF THE DATE FIRST SET FORTH ABOVE:

  /s/ James E.Hamarit

  /s/ Peter Lindgren

Signed by:

Signed by:

James E.Hamarit

Peter Lindgren

Name:

Name:

VP, Production & Distribution

SVP

Title:

Title:

April 19, 2007

April 13, 2007

Date:

Date:

16